UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 31, 2017, EP Energy Corporation (“the Company”) provided guidance on its results for the quarter and year ended December 31, 2016, which is furnished as part of Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 2.02 by reference.

Item 7.01 Regulation FD Disclosure.

Notes Offering

On January 31, 2017, EP Energy LLC (“EP Energy”), a wholly-owned subsidiary of the Company, announced that it intends to offer $600.0 million aggregate principal amount of its Senior Secured Notes due 2025 (the “Notes Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons in offshore transactions in accordance with Regulation S under the Securities Act.  A copy of the press release regarding the Notes Offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Each Registrant is also disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.2, which information is incorporated by reference herein. The information in Exhibit 99.2, portions of which have not been previously reported, is contained in materials prepared for a presentation to investors relating to the Notes Offering.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of January 31, 2017, related to the Notes Offering.
99.2	Investor presentation materials.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP ENERGY LLC

Date: January 31, 2017	By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and Chief Financial Officer

EP ENERGY CORPORATION

By:	/s/ Dane E. Whitehead
Dane E. Whitehead
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated as of January 31, 2017, related to the Notes Offering.
99.2	Investor presentation materials.

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